Exhibit 32.1

STATEMENT REQUIRED BY 18 U.S.C. Sec.1350, AS ADOPTED
PURSUANT TO Sec.906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of EMCORE Corporation (the "Company") for the fiscal year ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hong Q. Hou, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 30, 2008	By:	/s/ Hong Q. Hou
Hong Q. Hou, Ph.D.
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to EMCORE Corporation and will be retained by EMCORE Corporation and furnished to the Securities and Exchange Commission or its staff upon request. This certification has not been, and shall not be deemed to be, filed with the Securities and Exchange Commission.